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                                                                    Exhibit 23.8

                   Consent Of Independent Public Accountants

We hereby consent to the use of our reports relating to the financial statements of Connecticut Business Systems, Inc. included in or made part of this registration statement on Form S-1 of Global Imaging Systems, Inc., and to the use of our name in the prospectus under the caption "Experts".

                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
March 16, 1998